Exhibit 99.1

Press / Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM TO PRESENT AT THE RODMAN & RENSHAW

12TH ANNUAL HEALTHCARE INVESTMENT CONFERENCE

SAN DIEGO, CA – September 9, 2010 – Cardium Therapeutics (NYSE Amex: CXM) announced today that Christopher J. Reinhard, Cardium’s Chairman and Chief Executive Officer will present at the Rodman & Renshaw 12th Annual Healthcare Investment Conference on September 14, 2010 at 4:55 p.m. Eastern Time. The conference, which will feature more than 500 presenting companies and 3,500 attendees, is being held September 12-15, 2010 at the New York Palace Hotel in New York. A webcast of the Company’s presentation will be available live and by replay and can be accessed at http://www.wsw.com/webcast/rrshq18/cxm/ or the Investors section of Cardium’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=77949&p=irol-calendar. The investor presentation slides are available and can be viewed at http://phx.corporate-ir.net/phoenix.zhtml?c=77949&p=irol-presentations.

About Cardium

Cardium is focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses that have the potential to address significant unmet medical needs and definable pathways to commercialization, partnering and other economic monetizations. Cardium’s investment portfolio includes the Tissue Repair Company and Cardium Biologics, medical technology companies primarily focused on the development of innovative therapeutic products for wound healing, bone repair, and cardiovascular indications. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Copyright 2010 Cardium Therapeutics, Inc. All rights reserved.

For Terms of Use Privacy Policy, please visit www.cardiumthx.com.

Cardium Therapeutics™ and Generx® and MedPodium™ are trademarks of Cardium Therapeutics, Inc.

Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen™, Excellarate™ and Osteorate™

are trademarks of Tissue Repair Company.